IMATRON INC. FORM S-3

                             Schedule to Exhibit 4.3
                    Pursuant to Instruction No. 2 to Item 601
                                of Regulation S-K

         The form of Warrant Purchase Agreement filed as Exhibit 4.3 to this Registration Statement is substantially identical in all material respects to each of the Warrant Purchase Agreements between the Company and investors in the HeartScan Imaging, Inc. Series A Preferred Stock Private Offering conducted by the Company which concluded June 24, 1996. This Schedule relates to each Warrant Purchase Agreement for those investors whose Warrant Shares are being registered for sale by this Registration Statement. The Schedule sets forth the material details of all such agreements which differ from the exhibit filed herewith.

Name of  Warrantholder                       Number of Common Shares Exercisable
- ----------------------                       -----------------------------------

Ambient Capital Group, Inc.                                14,677

Forbes W. Burtt                                             4,516

Heritage Finance & Trust Company                            9,032

Libra Investments, Inc.                                    22,581

Robert G. Morrish                                           2,258

Gary Post                                                  44,033

Ravich Revocable Trust of 1989                             11,290

Jonathan Schwartz                                           4,516

The Shemano Group, Inc. fbo William David                   2,000
Corbett & Mary Corbett, Jt. Ten.

The Shemano Group, Inc. fbo Michael R.                     33,000
Jacks

The Shemano Group, Inc. fbo Gary J.                        35,000
Shemano



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